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                                 EXHIBIT 1
                                 ---------

                           AGREEMENT OF JOINT FILING


      Pursuant to Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement.


      Dated: May 1, 1997         WYNNEFILED PARTNERS SMALL CAP VALUE, L.P.

                                 By: /s/ Nelson Obus
                                     --------------------------
                                 Nelson Obus, General Partner


                                 WYNNEFIELD SMALL CAP VALUE OFFSHORE FUND, LTD.

                                 By: /s/ Joshua Landes
                                     --------------------------
                                 Joshua Landes, Director


                                 CHANNEL PARTNERSHIP II, L.P.

                                 By: /s/ Nelson Obus
                                     --------------------------
                                 Nelson Obus, General Partner